Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated and effective as of February 1, 2006, is made by and among NeoRx Corporation, a Washington corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A.            The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and/or Regulation D under the Securities Act or Regulation S thereunder.

B.            The Purchasers desire to purchase and the Company desires to sell, subject to shareholder approval and other the terms and conditions stated in this Agreement, up to a maximum of $65,000,000 of Common Stock and warrants to purchase Common Stock of the Company.

C.            Concurrent with execution of this Agreement, the Purchasers have extended a Bridge Loan to the Company in order to enable the Company to continue operations pending closing of the transactions contemplated by this Agreement and in connection therewith will issue the Bridge Notes and Bridge Warrants.

D.            As set forth herein, the Company has agreed to provide certain registration rights with respect to the Shares, the Warrant Shares and the Bridge Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.             The capitalized terms used herein and not otherwise defined have the meanings given them in Article 8.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1          Purchase and Sale of Securities.  At the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company the number of shares of Common Stock (the “Shares”) and the number of warrants (the “Warrants”) to purchase shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto (the Shares and the Warrants referred to collectively as the “Securities”).  The purchase price for each Security shall be $0.70 (the “Purchase Price”).  For each one Share purchased by a Purchaser, such Purchaser shall receive a Warrant to purchase 0.50 of a share of Common Stock at an exercise price per share equal to $0.77, which represents 110% of the Purchase Price, pursuant to a Warrant substantially in the form attached as Exhibit B hereto.  In addition, at the Closing, the Company will deliver Shares to each Purchaser upon conversion and pursuant to the terms of the Bridge Note held by such Purchaser.

1.2          Payment.  At the Closing, each Purchaser will pay, severally and not jointly, the aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing and by the cancellation of indebtedness under the Bridge Loan.  The Company will instruct its transfer agent to deliver to each Purchaser at Closing a certificate evidencing the number of Shares set forth on Exhibit A in the name of such Purchaser, or in the name of a nominee designated by such Purchaser, and will deliver to each Purchaser Warrants to purchase the Warrant Shares set forth on Exhibit A in the name of such Purchaser, or in the name of a nominee designated by such Purchaser, against delivery of the aggregate Purchase Price on the Closing Date.

1.3          Adjustment.  The number of Shares to be purchased by the Purchasers at the Closing pursuant to Sections 1.1 and 1.2, the Purchase Price and the per share exercise price and number of Warrant Shares shall be proportionately adjusted for any subdivision or combination of Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise).

1.4          Closing Date.  The closing of the transaction contemplated by this Agreement (the “Closing”) will take place on the first Business Day after the satisfaction or waiver (subject to applicable law and requirements of Nasdaq) of the conditions set forth in Article 5 (excluding conditions that, by their nature, cannot be satisfied until the Closing Date), unless this Agreement has been terminated pursuant to its terms or unless another time or date for the Closing is agreed to in writing by the Company and the Purchasers who have agreed to purchase at least 60% in interest of the aggregate Securities to be purchased at Closing (the actual time and date of the Closing being referred to herein as the “Closing Date”).  The Closing will be held at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101 or at such other time and place as shall be agreed upon by the Company and the Purchasers who have agreed to purchase at least 60% in interest of the aggregate Securities to be purchased at Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby represents and warrants as follows:

2.1          Organization and Qualification.  Each of the Company and its Subsidiary is duly incorporated, validly existing and in good standing under the laws of the State of Washington, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents.  The Company owns all of the capital stock of each Subsidiary free and clear of any and all liens, security interest and any other encumbrances or restrictions, and all the outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  Each of the Company and its Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such corporate power and authority or qualification.  The Company has no Subsidiary other than NeoRx Manufacturing Group, Inc., a Washington corporation, which is wholly owned by the Company.

2.2          Authorization; Enforcement.  The Company has all requisite corporate power and corporate authority to enter into and to perform its obligations under this Agreement and the Warrants, the Bridge Loan Agreement, the Bridge Notes, the Security Agreement and the Bridge Warrants (and each of the other agreements entered into by the parties hereto in connection with the Offering) (collectively, the “Related Agreements”) to consummate the transactions contemplated hereby and thereby and to issue the Securities, the Warrant Shares, the Bridge Notes, the Bridge Warrants and the Bridge Warrant Shares (collectively, the “Transaction Securities”) in accordance with the terms hereof and thereof.  The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof (including the issuance of the Transaction Securities) have been duly authorized by all necessary corporate proceedings on the part of the Company, except for the shareholder approval referred to in Section 5.1(b) of this Agreement, which is subject to Sections 4.5 and 4.6 hereof.  The execution, delivery and performance of the Bridge Loan Agreement, the Bridge Notes, the Security Agreement and the Bridge Warrants by the Company and the consummation by it of the transactions contemplated thereby (including the issuance of the Bridge Warrants and the Bridge Warrant Shares) shall not require any approval of the Company’s shareholders.  This Agreement and the Related Agreements have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by Section 9-408 of Revised Article 9 of the Uniform Commercial Code, applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable laws or public policy underlying such laws.

2.3          Capitalization.  The fully-diluted capitalization of the Company (giving effect to (i) the conversion of all Series B Convertible Preferred Stock to Common Stock at a Conversion Rate of 6060.6061 per share pursuant to the Series B Conversion Agreement (the “Conversion”), which Conversion is to be effected concurrently with the Closing and (ii) any anti-dilution adjustments to securities of the Company that are triggered by the purchase and sale of the Transaction Securities) is as set forth in Section 2.3 of the Disclosure Schedules.  All of the issued and outstanding shares of capital stock of the Company and its Subsidiary are validly issued, fully paid, and nonassessable.  Except for the Offering and the Conversion and as set forth in Section 2.3 of the Disclosure Schedules, there are no outstanding options, warrants, rights to subscribe to, or securities, rights or obligations convertible into or exchangeable or excercisable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock of the Company or its Subsidiary or any options, warrants, rights or other instruments convertible into or exchangeable for, Common Stock of the Company or any Subsidiary.  The Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.  Except for the Offering and the Conversion and as set forth in Schedule 2.3 of the Disclosure Schedules, there are no shareholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company or its Subsidiary is a party.

2.4          Issuance of Securities.  The Securities, the Bridge Notes and the Bridge Warrants are all duly authorized, and all of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and all of the shares of Common Stock issuable upon exercise of the Bridge Warrants (the “Bridge Warrant Shares”) when issued in accordance with the terms of this Agreement and the Bridge Loan Agreement (and in case of the Warrant Shares, the Warrants and in the case of the Bridge Warrant Shares, the Bridge Warrants), will be validly issued, fully paid and non-assessable and, except for antidilution adjustments described in Section 2.3 of the Disclosure Schedules, will not be subject to preemptive rights or other similar rights of shareholders of the Company.  Assuming the accuracy of all representations and warranties of the Purchasers set out in Article 3, the offer and issuance by the Company of the Transaction Securities is exempt from registration under the Securities Act and all applicable Blue Sky laws.

2.5          No Conflicts; Government Consents and Permits.

(a)           The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Transaction Securities) will not (i) conflict with or result in a violation of any provision of its Articles of Incorporation or Bylaws; (ii) except as described or referred to in Section 2.5(a) of the Disclosure Schedules, violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of notice, consent, termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which the Company or its Subsidiary is a party, or (iii) subject to receipt of Required Approvals and the Required Shareholder Approval, result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or its Subsidiary, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not have a Material Adverse Effect.

Except as set forth in Section 2.5(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Transaction Securities) will not be deemed a change of control under any agreement, instrument or indenture to which the Company or its Subsidiary is a party.

(b)           The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the Related Documents in accordance with the terms hereof and thereof, or to issue and sell the Transaction Securities in accordance with the terms hereof and thereof, other than such as have been made or obtained, and except for (i) the registration of the Shares, the Warrant Shares and the Bridge Warrant Shares under the Securities Act pursuant to Section 6 hereof, (ii) any filings required to be made under U.S federal or state or foreign securities laws, (iii) any required filings, notifications or approvals required by Nasdaq, (iv) any filings required under the Security Agreement necessary to perfect the security interest granting thereunder; and (v) the filing with the Washington Secretary of State of Articles of Amendment to effectuate the amendment of the Company’s Articles of Amendment (collectively, the “Required Approvals”).

(c)           Each of the Company and its Subsidiary has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it as described in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect (“Material Permits”). Neither the Company nor its Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any Material Permit.

2.6          SEC Documents, Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act for the two years preceding the date hereof (all of the foregoing filed at least ten (10) days prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the “SEC Documents”)) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Purchasers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.   As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

2.7          Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

2.8          Accounting Controls.  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9          Absence of Litigation.  Except as set forth in Section 2.9 of the Disclosure Schedules, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or its Subsidiary that if determined adversely to the Company or its Subsidiary would have a Material Adverse Effect. Neither the Company or its Subsidiary, nor any director or officer thereof is, or within the last nine years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or its Subsidiary or any director or officer thereof.  The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10        Intellectual Property Rights. The Company and its Subsidiary solely own, or have sufficient rights to use and otherwise exercise and exploit and license, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with (or otherwise used or anticipated to be used in)  their respective businesses as currently being conducted as described in the SEC Documents, as previously conducted and as proposed to be conducted (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received any notice (including any offer of a license) that any past, current or proposed activity of (or any Intellectual Property Rights used, exploited or exercised by) the Company or any Subsidiary may violate or infringe upon the rights of any Person and neither has any reason to anticipate that any such notice may be forthcoming (or that there is or may be any basis therefor).  Except as set forth in the SEC Documents, to the knowledge of the Company, all the Intellectual Property Rights are enforceable and there is no existing or expected infringement (or challenge) by another Person of (or to) any of the Intellectual Property Rights.  All current and former employees and consultants of the Company or its Subsidiary have enforceable agreements assigning to the Company or its Subsidiary all intellectual property and related rights that may arise (have arisen) or be (or have been) used in connection with any activities of such person or entity for or on behalf of the Company or its Subsidiary. All current Intellectual Property Rights (along with application, prosecution and maintenance status) and all contracts and understandings currently in effect relating thereto are listed on the Section 2.10 of the Disclosure Schedule; there is not (and is not expected to be) any breach or basis for termination or diminution of rights under or with respect to any such agreement or understanding.  Except as set forth in Section 2.10 of the Disclosure Schedules, to the Company’s knowledge, all persons who have had access to a Company trade secrets or confidential information have signed a customary non-disclosure and non-use agreement not containing a “residuals” clause or similar provision.

2.11        Placement Agent.  Except as set forth in Section 2.11 of the Disclosure Schedules, the Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.12        Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13        No Material Adverse Change.  Except as set forth in Section 2.13 of the Disclosure Schedule, except for cash expenditures in the ordinary course of business and except for liabilities, limitations, restrictions and obligations arising from or in connection with this Agreement and the Related Agreements, there has not, since the filing date of the Company’s Form 10-Q for the quarter ended September 30, 2005, been any change in the assets, business, properties, prospects, financial condition or results of operations of the Company or its

Subsidiaries that would have a Material Adverse Effect.  Since the filing date the Company’s Form 10-Q for the quarter dated September 30, 2005, except as set forth in Section 2.13 of the Disclosure Schedules, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, (iii) the Company has not waived any material rights with respect to any indebtedness, payments or other rights in excess of $100,000 owed to it and (iv) the Company has not incurred any material liabilities except in the ordinary course of business that involve obligations (contingent or otherwise) and except for liabilities arising from or in connection with this Agreement and the Related Agreements.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

2.14        Nasdaq Capital Market.  The only securities exchange or automated quotation system or market on which the Common Stock is listed the Nasdaq Capital Market, and, there have been no past proceedings, other than proceedings that have been satisfactorily resolved, and there are no proceedings pending, or to the best of Company’s knowledge threatened, to revoke or suspend such listing.  Except as described in Section 2.14 of the Disclosure Schedules, the Company is in compliance with the requirements of Nasdaq Capital Market for continued listing of the Common Stock thereon.

2.15        Acknowledgment Regarding Purchasers’ Purchase of Transaction Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Transaction Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the Related Agreements has been based on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

2.16        Accountants. KPMG LLP, which the Company expects will express its opinion with respect to the audited financial statements and schedules to be included as a part of the Registration Statement prior to the filing of the Registration Statement, are an independent public accounting firm as required by the Securities Act.

2.17        Insurance. The Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business and stage of development and locations in which the Company and its Subsidiary are engaged and (ii) with the resources of the Company and its Subsidiary.  The Company has not received any written notice that the Company or its Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires.  All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all material terms and conditions of such policies, including premium payments.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.18        Foreign Corrupt Practices. Neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or received any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to or from any foreign or domestic government official or employee.

2.19        No Integration; General Solicitation.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with any prior offering by the Company for purposes of the Securities Act or any applicable shareholder approval provisions including, without limitation, under the rules and regulations of any exchange or quotation system on which any of the securities of the Company are listed or designated.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has offered or sold, or authorized the offer or sale of, any of the Transaction Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.  The Company has not publicly distributed and will not publicly distribute prior to the Closing Date any offering material in connection with the Offering.  The Company has offered the Transaction Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act and Persons who are not “US persons” within the meaning of Rule 902(k) under the Securities Act.  The Company shall not directly or indirectly take, and shall not permit any of its directors, or officers indirectly to take, any action (including any offering or sale to any Person of the Transaction Securities) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the offer and sale to the Purchasers of the Transaction Securities as contemplated by this Agreement and the Related Agreements.

2.20        No Registration Rights. No person has the right to (i) prohibit, delay or suspend the Company from filing the Registration Statement and fully performing its obligations with respect thereto as contemplated hereunder or (ii) require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement and no other registration rights exist with respect to the issuance or registration of securities by the Company under the Securities Act which have not been satisfied.  The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company and its Subsidiary is a party.

2.21        Taxes.  The Company and its Subsidiaries has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not have a Material Adverse Effect.  Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

2.22        Real and Personal Property.  Except as set forth in Section 2.22 of the Disclosure Schedules, the Company and its Subsidiary have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its Subsidiary, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company and the Subsidiary or (ii) would not have a Material Adverse Effect.

2.23        Poison Pill. The Company has taken (or will prior to the Closing, if the Closing is the event that would trigger such matters) all necessary action in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the laws of its state of incorporation that is or could be applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement and the Related Agreements.

2.24        No Manipulation of Stock. The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares, the Warrant Shares or the Bridge Warrant Shares.

2.25        Related Party Transactions.  Except with respect to the transactions that are contemplated hereby or in the Related Agreements to the extent an affiliate of any director or officer of the Company purchases Transaction Securities in the Offering and except with respect to transactions involving amounts less than $60,000, all transactions, including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services, providing for rental of real estate or personal property or otherwise involving payments or obligations, that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such executive officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents in accordance with the requirements of Item 404 of Regulation S-K under the Securities Act.

2.26        Form S-3 Eligibility.  The Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act, and the Company hereby covenants and agrees to use commercially reasonable efforts to maintain its eligibility to use Form S-3 until the Registration Statement covering the resale of the Shares, the Warrant Shares and the Bridge Warrant Shares have been filed with, and declared effective by, the SEC.

2.27        Vote Required.  The votes of the holders of any class or series of the Company’s capital stock necessary to approve the issuance of the Securities and any other transactions contemplated by this Agreement or the Related Agreements that are required to be approved by the shareholders under applicable laws, rules and regulations and the rules of Nasdaq are (i) with respect to the Offering,  the affirmative vote of a majority of the total votes cast at the Shareholders’ Meeting by the holders of the outstanding Common Stock (with no separate class vote or series vote of the Preferred Stock); and (ii) with respect to the amendment to the Company’s Articles of Incorporation to increase the number of authorized and unissued shares of Common Stock as further described in Section 4.5 hereof, the affirmative vote of a majority of the votes entitled to be cast at the Shareholders’ Meeting by each of (a) the holders of the outstanding shares of Common Stock and Series B Convertible Preferred Stock, voting as a single voting group, and (b) the holders of the outstanding shares of Common Stock, voting as a separate voting group (all required votes collectively, the “Required Shareholder Approval”).  Under the rules of Nasdaq, the holders of the outstanding shares of Series B Convertible Preferred Stock are not entitled to participate in the vote on the Offering contemplated by clause (i) above.  The holders of Series B Convertible Preferred Stock are entitled to participate in the vote on the Articles of Incorporation contemplated by clause (ii) above as set forth therein.

2.28        Contracts.

(a)           Except for contracts filed as exhibits to the SEC Documents (“Material Contracts”) and except for this Agreement and the Related Agreements, the Company does not have any agreements, contracts and commitments that are material to the business, financial condition, assets, prospects or operations of the Company (“Other Material Contracts”).

(b)           The Company does not have any employment agreements, or any other similar agreements that contain any severance or termination pay liabilities or obligations of the Company in connection with the transactions contemplated by this Agreement and the Related Agreements.

(c)           Except as set forth in Section 2.28(c) of the Disclosure Schedules, no material purchase contract or purchase commitment of the Company continues for a period of more than twelve (12) months or is in excess of the normal, ordinary and usual requirements of business.

(d)           Except as set forth in Section 2.28(d) of the Disclosure Schedules, the Company is not in default under or in violation of, nor to the Company’s knowledge, is there any valid basis for any claim of default under or violation of, any Material Contract or any Other Material Contract.

(e)           Except as set forth in Section 2.28(e) of the Disclosure Schedules and other than pursuant to the Bridge Loan and the Bridge Notes, the Company does not have any debt obligations for borrowed money, including any guarantee of or agreement to acquire any such debt obligation of others, or any power of attorney outstanding or any obligation or liability

(whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise with respect to the obligation of any corporation, partnership, joint venture, association, organization or other entity.

(f)            All agreements, contracts and commitments required to be filed by the Company under the Exchange Act or the Securities Act have been filed in a timely manner with the SEC.

(g)           The Company is not restricted by agreement from carrying on its business anywhere in the world.

2.29        Board Approval and Recommendation to Shareholders.  Prior to the date of this Agreement, the Company’s Board of Directors, at a meeting duly called and held, has (a) determined that the Offering is fair to, advisable and in the best interests of the Company and the shareholders of the Company, (b) approved the Offering and this Agreement and the Related Agreements and (c) resolved to recommend that the shareholders of the Company approve the issuance of the Securities and any other transactions contemplated by this Agreement and the Related Agreements that are required to be approved by the shareholders under applicable laws, rules and regulations and the rules of Nasdaq.  The action taken by the Company’s Board of Directors constitutes approval of the Offering under the provisions of Chapter 23B.19 of the Washington Business Corporation Act (the “WBCA”) such that Chapter 23B.19 of the WBCA does not apply to the Offering, and such approval has not been amended, rescinded or modified.

2.30        Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

2.31        Books and Records. The books of account, minute books, stock record books and other records of the Company and its Subsidiary are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of the Company and its Subsidiary contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Company’s and Subsidiary’s Board of Directors and committees of the Company’s and the Subsidiary’s Board of Directors, and no meeting of any of such shareholders, the Company’s and the Subsidiary’s Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

2.32        Employee Benefit Plans; Employee Matters.  The consummation of the transactions contemplated by this Agreement and the Related Agreements will not (i) entitle any current or former employee or other service provider of the Company or its Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).  The Company and its Subsidiary is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  To the Company’s knowledge, no employees of the Company or its Subsidiary are in violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company (or its Subsidiary) because of the nature of the business conducted or presently proposed to be conducted by the Company or its Subsidiary or to the use of trade secrets or proprietary information of others. No key employee of the Company or its Subsidiary has given written notice to the Company or its Subsidiary, and the Company is not otherwise aware, that any such key employee intends to terminate his or her employment with the Company or its Subsidiary.

2.33        Environmental Laws.  The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, violation of which would have a Material Adverse Effect.  None of the premises or any properties owned, occupied or leased by the Company or its Subsidiary have been used by the Company or its Subsidiary, or to the Company’s knowledge, by any other Person to manufacture, treat, store, or dispose of any substance that have been designated to be a “hazardous substance” under applicable environmental laws in violation of any applicable environmental laws, violation of which would have a Material Adverse Effect.

2.34        Regulatory Compliance.  As to each of the products of the Company and its Subsidiary, including, without limitation, products or compounds currently under research and/or development by the Company or its Subsidiary, subject to the jurisdiction of the FDA under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed, studied and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.  Neither the Company nor its Subsidiary has received any notice or other communication from the FDA or any other federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product.  Neither the Company nor its Subsidiary, nor to the Company’s knowledge, any officer, employee or agent of the Company or its Subsidiary has, with respect to a Life Science Product, (i) made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign governmental entity performing similar functions or (ii) failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign governmental entity.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

3.1          Investment Purpose.  The Purchaser is purchasing the Transaction Securities for its own account for investment and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Transaction Securities or any arrangement or understanding with any other persons regarding the sale or distribution of such Transaction Securities except as contemplated by this Agreement or the Related Agreements and in compliance with the Securities Act.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Transaction Securities except in accordance with the provisions of this Agreement or the Related Agreements and in compliance with applicable securities laws.  In making the representation herein, however, the Purchaser does not agree to hold any of the Transaction Securities for any minimum or other specified term and reserves the right to dispose of the Transaction Securities at any time in compliance with the Securities Act.

3.2          Purchaser Status; Questionnaires.  At the time Purchaser was offered the Transaction Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or Bridge Warrants, it will be either:  (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) and (a)(8) under the Securities Act or (ii) a person who is not a “US person” (as defined in Rule 902(k) under the Securities Act (a “Non-US Person”).  All information provided by the Purchaser to the Company and/or the Placement Agent in connection with the Purchaser’s purchase of the Transaction Securities, including but not limited to the information provided in the Pre-Closing Securities Ownership Questionnaire attached hereto as Exhibit D, was accurate and correct when provided or delivered and is accurate and correct as of the date hereof.

3.3          Reliance on Exemptions.  The Purchaser understands that the Transaction Securities are being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Transaction Securities.

3.4          Information.  The Purchaser acknowledges that is has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Transaction Securities and the merits and risks of investing in the Transaction Securities; (ii) access to information about the Company and its financial condition, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment, including, without limitation, the Company’s SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s and Subsidiary’s representations, warranties and covenants contained herein or in the Related Agreements.

3.5          Acknowledgement of Risk.

(a)           The Purchaser acknowledges and understands that its investment in the Transaction Securities involves a significant degree of risk, including, without limitation, (i) the Company has a history of operating losses and requires substantial funds in addition to the proceeds from the sale of the Transaction Securities; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Transaction Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Transaction Securities is limited; (v) in the event of a disposition of the Transaction Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.  Such risks are more fully set forth in the SEC Documents.

(b)           The Purchaser is able to bear the economic risk of holding the Transaction Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Transaction Securities.

(c)           The Purchaser has, in connection with the Purchaser’s decision to purchase the Transaction Securities and with respect to all matters relating to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

(d)           The Purchaser is not purchasing the Transaction Securities as a result of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

3.6          Governmental Review.  The Purchaser understands that no United States federal or state or foreign agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Transaction Securities or an investment therein.

3.7          Transfer or Resale.  The Purchaser understands that:

(a)           the Transaction Securities have not been and are not being registered under the Securities Act (other than as contemplated in Article 6 of this Agreement) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Transaction Securities for an indefinite period of time because the Transaction

Securities may not be transferred unless (i) the resale of the Transaction Securities is registered pursuant to an effective registration statement under the Securities Act or exempt from the registration requirements of the Securities Act under Rule 144 thereunder; or (ii) the Purchaser has delivered to the Company an opinion of counsel to the Purchaser (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Transaction Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, provided that no opinion shall be required by the Company in the case of transfers under Rule 144; and

(b)           except as set forth in Article 6 of this Agreement, neither the Company nor any other person is under any obligation to register the resale of any Transaction Securities under the Securities Act or any state or foreign securities laws or to comply with the terms and conditions of any exemption thereunder.

3.8          Legends.

(a)           The Purchaser understands the certificates representing the Transaction Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR REGULATION S THEREUNDER, AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b)           The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Transaction Securities (i) following any sale of the Transaction Securities pursuant to an effective Registration Statement, or (ii) if such Transaction Securities are eligible for sale under Rule 144(k) or otherwise under Rule 144 under the Securities Act or under any no-action letter issued by the SEC.  Following the time a legend is no longer required for any Transaction Securities hereunder, the Company will, no later than two Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Transaction Securities, accompanied by such additional information as the Company or the Company’s transfer agent may reasonably request, deliver or cause to be delivered to such Purchaser a certificate representing such Transaction Securities that is free from all restrictive and other legends.

(c)           Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the Company will not require an opinion of counsel in connection with the transfer by a Purchaser of any Transaction Securities to an Affiliate of such Purchaser.

3.9          Authorization; Enforcement.  The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby.  The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Related Agreements.  Upon the execution and delivery of this Agreement and the Related Agreements, this Agreement and the Related Agreements shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable securities laws or public policy underlying such laws.

3.10        Residency.  The Purchaser is a resident of the jurisdiction set forth next to such Purchaser’s name on the signature pages hereto.

3.11        No Short Sales.  Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock.

3.12        Brokers.  The Purchaser has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage for finder’s fees or agent’s commissions or any similar charges in connection with this Agreement and the Related Agreements.

3.13        Additional Representations by Non-US Persons.  Each Purchaser who is a Non-US Person further represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder that: (i) the Purchaser’s principal address is outside of the United States; (ii) the Purchaser was located outside the United States at the time any offer to buy the Securities was made to it and at the time the buy order was originated by the Purchaser; (iii) the Purchaser is not an “affiliate” (as defined in Rule 144) of the Company or acting on behalf of an affiliate of the Company; and (iv) the Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  Each Purchaser who is a Non-US Person hereby expressly agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act and the terms of this Agreement.

ARTICLE 4

COVENANTS

4.1          Reporting Status and Public Information.  The Company’s Common Stock is registered under Section 12 of the Exchange Act.  During the Registration Period, the Company agrees to use commercially reasonable efforts to (a) timely file all documents with the SEC, (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times, (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act and (d) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration. The Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2          Expenses.  The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.  Notwithstanding the foregoing, the Company shall, at the Closing, reimburse the Purchaser’s reasonable fees and disbursements of counsels for the Purchasers relating to the preparation and negotiation of this Agreement and the Related Agreements and the consummation of the transactions contemplated herein and thereby, up to an aggregate maximum of $125,000.

4.3          Financial Information.  The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.4          Securities Laws Disclosure; Publicity. Except as may be required by law or the rules of the SEC or Nasdaq, neither the Company nor any Subsidiary shall use the name of, or make reference to, any Purchaser or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Purchaser’s prior written consent, which consent shall not be unreasonably withheld.  On or before 9:30 a.m., New York local time, on February 2, 2006, the Company shall issue a press release disclosing the transactions contemplated hereby and by the Related Agreements. Such initial press release shall be approved by MPM Capital.  On or before February 4, 2006, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and the Related Agreements and including as exhibits to such Current Report on Form 8-K this Agreement and the Bridge Loan Agreement and the forms of Warrants, Bridge the Bridge Notes and Bridge Warrants, in the form required by the Exchange Act.  Thereafter, so long as this Agreement is in effect, neither the Company nor the Purchasers shall issue any press release or otherwise making any public statements with respect to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Company, on the one hand, and the Purchasers, on the other hand, may, without the prior consent of the other party, issue a press release or make such public statement as may, upon the advice of counsel, be required by law or the rules of the SEC or Nasdaq if it has used all reasonable efforts to consult with the other party.

4.5          Shareholders’ Meeting.  The Company shall, in accordance with the laws of the State of Washington, its Articles of Incorporation and its Bylaws use its reasonable best efforts to convene a meeting of holders of its Shareholders (the “Shareholders’ Meeting”) within thirty (30) Business Days (or such other time period that is mutually agreed to by the Company and the holders of at least 60%-in-interest of the aggregate principal amount of the Bridge Notes issued to the Purchasers) after the date the Proxy Statement is first mailed to shareholders of the Company for the purpose of seeking the Required Shareholder Approval of the sale and issuance of the Securities and the other transactions contemplated by this Agreement and the Related Agreements and an amendment to the Company’s Articles of Incorporation to increase the authorized and unissued shares of Common Stock in an amount sufficient to permit the issuance of the Shares and the Warrant Shares and Bridge Warrant Shares issuable upon exercise of the Warrants and the Bridge Warrants (collectively, the “Transaction Approval”).  Subject to its fiduciary obligations under applicable law, the Board of Directors of the Company shall recommend to the Company’s shareholders that the shareholders vote in favor of the Transaction Approval (the “Company Recommendation”) and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchasers such recommendation in favor of the Transaction Approval or (ii) take any action or make any statement in connection with the Shareholders’ Meeting inconsistent with such recommendation in favor of the Transaction Approval (a “Change in the Company Recommendation”); provided, however, that the Board of Directors of the Company may make a Change in the Company Recommendation pursuant to Section 4.10 hereof and to effect any action permitted by Sections 9.1 and 9.2 hereof.  Notwithstanding any Change in the Company Recommendation, the Company shall nonetheless cause the Shareholders’ Meeting to be convened and a vote to be taken, and nothing contained herein shall be deemed to relieve the Company of such obligation unless this Agreement is terminated pursuant to Sections 9.1 and 9.2.

4.6          Proxy Statement.  The Company shall, as promptly as practicable following the date hereof, but in no event later than February 14, 2006, prepare and file with the SEC proxy materials (including a proxy statement and a proxy card) meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the SEC (the “Proxy Statement”) to solicit Transaction Approval.  The Company shall use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable after such filing, and thereafter cause the Proxy Statement, in definitive form, to be promptly mailed to the shareholders of the Company.  Each Purchaser shall promptly furnish in writing to the Company such information relating to such Purchaser and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company shall keep the Purchasers apprised of the status of matters relating to the Proxy Statement and the Shareholders’ Meeting, including promptly furnishing the Purchasers and their counsel with copies of notices or other communications related to the Proxy Statement, the Shareholders’ Meeting or the transactions contemplated hereby received by the Company from the SEC or Nasdaq.

4.7          Sales by Purchasers.  Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sales of Registrable Securities pursuant to the Registration Statement or otherwise comply with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Purchaser will make any sale, transfer, pledge or other disposition of the Securities in violation of U.S. federal or state or foreign securities laws or the terms of this Agreement.

4.8          Reservation of Common Stock.  As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Bridge Warrant Shares and the shares of Common Stock that may be issuable in the event of conversion of the Bridge Notes, and as of the Closing Date, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free and clear of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and the Warrant Shares pursuant to this Agreement and the Related Agreements.

4.9          Delivery of Warrant Shares.  The Company covenants to each Purchaser that, upon exercise of the Warrant(s) and the Bridge Warrant(s) held by such Purchaser, it shall use its commercially reasonable efforts to cause the Warrant Shares and the Bridge Warrant Shares to be issued and promptly delivered to such Purchaser in accordance with the Articles of Incorporation; provided, however, that such issuance and delivery shall occur no later than ten (10) Business Days after the Company’s receipt of the Purchaser’s surrender of the Warrant(s) and the Bridge Warrant(s) that such Purchaser desires to exercise, accompanied by the notice of exercise and the exercise price in accordance with the terms of the Warrants and Bridge Warrants.

4.10        No Solicitation.

(a)           During the period from the date of this Agreement until the earlier of the Closing or the effective date of termination of this Agreement pursuant to Sections 9.1 and 9.2, the Company shall not take, cause or permit (and shall use its reasonable best efforts to ensure that none of its officers, directors, agents or representatives takes, causes or permits) any person to take, directly or indirectly, any of the following actions with any third party:  (i) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or 10% or more of the business, assets or capital shares of the Company (excluding non-exclusive licenses entered into in the ordinary course of business), whether by merger, consolidation, other business combination, purchase of capital stock, purchase of assets, license, lease, tender or exchange offer or otherwise (each of the foregoing, an “Alternative Proposal”), (ii) disclose, in connection with an Alternative Proposal, any nonpublic information concerning Company’s business or properties or afford to any third party access to its properties, books or records, except in the ordinary course of business and as required by law or regulation or pursuant to a governmental request for information, (iii) enter into or execute any agreement providing for an Alternative Proposal or (iv) make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal or any offer or proposal relating to an Alternative Proposal, other than with respect to the Offering; provided, however, that, in each case, if and to the extent that (i) the Shareholders’ Meeting has not yet occurred, (ii) the Board of Directors of the Company believes in good faith, after consultation with the Company’s legal counsel (and, in order for the Company to withhold, withdraw, modify or change in a manner adverse to the Purchasers or effect a Change in the Company Recommendation, the Company’s financial advisor), that such Alternative Proposal is a Superior Proposal (as defined hereafter), and (iii) the Board of Directors of the Company believes in good faith, after consultation with the Company’s counsel, that the failure to participate in such negotiations or discussions, disclose such nonpublic information, provide such access to its properties, books or records, enter into any agreement providing for such Alternative Proposal or make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal or any offer or proposal relating to an Alternative Proposal would constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable law, then the Company may participate in discussions or negotiations regarding such Alternative Proposal (but only to the extent that such information was previously provided to the Purchasers prior to the execution of this Agreement or is provided to the Purchasers concurrently therewith), provide non-public information with respect to the Company, afford access to the properties, books or records of the Company, enter into any agreement relating to such Alternative Proposal or make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal or any offer or proposal relating to an Alternative Proposal, as applicable.

(b)           In the event that the Company is contacted by any third party expressing an interest in discussing an Alternative Proposal, the Company will promptly, but in no event later than twenty-four (24) hours following the Company’s knowledge of such contact, notify the Purchasers in writing of such contact and the identity of the third party so contacting the Company and shall promptly, but in no event later than twenty-four (24) hours, advise the Purchasers of any material modification or proposed modification thereto.

(c)           Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from taking and disclosing to the Company’s shareholders a position with respect to an unsolicited bona fide tender or exchange offer by a third party pursuant to Rule 14e-2(a) of the Exchange Act or from making any disclosure required by applicable law.

(d)           For purposes of this Agreement, a “Superior Proposal” means an Alternative Proposal which (i) is on terms (including conditions to consummation of the contemplated transaction) which the Board of Directors of the Company in its reasonable good faith judgment (after consultation with and based on the written advice of its financial advisor) believes to be more favorable to its shareholders from a financial point of view than the Offering and the transactions contemplated by this Agreement and the Related Agreements and (ii) that is not attributable to a material breach by the Company of Section 4.10(a) hereof.

(e)           Nothing in this Section 4.10 shall prohibit the Company and its representatives from continuing their current efforts to sell or lease Company intellectual property relating to STR, Annexim and humanized antibody technology (collectively, the “Non-Core Technologies”) and to sell or lease the Company’s manufacturing facility and related assets located in Denton, Texas.  Notwithstanding the foregoing, in connection with the security interest in the Non-Core Technologies granted to the Purchasers pursuant to the Security Agreement, the Company will open a separate bank account for the sole purpose of depositing and maintaining any and all funds received from any Person in connection with or arising from the sale or license of any of the Non-Core Technologies (the “Non-Core Technology Funds”).  The Company shall maintain the Non-Core Technology Funds in such separate bank account and shall not commingle the Non-Core Technology Funds with any other funds or assets.  The Company shall not use or withdraw funds from such account during the period from the date of this Agreement until the earlier of the Closing or the effective date of termination of this Agreement pursuant to Sections 9.1 and 9.2.

4.11        Third Party Offer.

(a)           During the period from the date of this Agreement until the Closing or the effective date of termination of this Agreement, if the Company intends to seek any financing or to seek any transaction not in the ordinary course of business consistent with past practice that would qualify as an Alternative Proposal but for the 10% threshold specified in Section 4.10(a) or is approached by any third party with any offer to provide such financing or transaction that the Company does not immediately and unconditionally reject (a “Third Party Offer”), the Company shall first endeavor to negotiate with the Purchasers, for a period not to exceed fifteen (15) Business Days, a financing or transaction comparable to the Third Party Offer. The Company and the Purchasers shall negotiate in good faith with respect to such financing or transaction, but nothing in this Agreement shall be construed to require the Purchasers to provide, on the one hand, or the Company to accept, on the other hand, any such financing or transaction; provided, however, that if the Company receives a Third Party Offer, the Company shall notify the Purchasers of the amount of such offer and all the other material terms of such offer and, if the Purchasers, within the fifteen (15) Business Day period specified above, offer to provide financing to, or enter into a transaction with, the Company in the amount, as applicable, and on terms no less favorable than those contained in the Third Party Offer, the Company shall accept the Purchasers’ offer, if it accepts any offer.  For the avoidance of doubt, the parties hereto agree that any Third Party Offer involving the right of a person other than the Purchasers or their affiliates to (i) purchase or acquire less than 10% of the business, properties or other assets or capital stock or other equity interests in the Company, whether by share issuance, equity or convertible debt financing, sale of stock or assets, merger, consolidation, other business combination, tender offer, exchange offer, recapitalization, reorganization, liquidation, dissolution, license agreement, mortgage, lease or other transaction involving the Company, any division or operating or principal business unit or the intellectual property of the Company, on the one hand, and any other Person, on the other hand or (ii) enter into any transaction, that if consummated, would result in any Person (or the shareholders of such Person) beneficially owning securities representing less than 10% of the total voting power of the Company (or of the surviving parent entity in such transaction) shall be deemed a Third Party Offer and not an Alternative Proposal.

(b)           Nothing in this Section 4.11 shall prohibit the Company and its representatives from continuing their current efforts to, subject to compliance with the terms and conditions of Section 4.10(e), sell or license the Non-Core Technologies and sell or lease the Company’s manufacturing facility and related assets located in Denton, Texas.

4.12        Operation of Business.  During the period from the date of this Agreement until the earlier of the Closing or the effective date of termination of this Agreement pursuant to Sections 9.1 and 9.2, except as contemplated by this Agreement and the Related Agreements, the Company shall carry on its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers and others having business dealings with it.  The Company shall promptly notify the Purchasers of any event or occurrence or emergency which is not in the ordinary course of business of the Company.

4.13        Efforts to Satisfy Conditions.  Each party shall use its commercially reasonable efforts to satisfy each of the conditions to be satisfied by it as provided in Article 5 of this Agreement.

ARTICLE 5

CONDITIONS TO CLOSING

5.1          Conditions to Obligations of the Company.  The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) and Warrants to each Purchaser is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a)           Receipt of Purchase Price.  The Company shall have received payment of the Purchase Price, as set forth opposite such Purchaser’s name on Exhibit A hereto, for the Securities being purchased hereunder.  The Purchase Price shall be paid in immediately available funds, in US dollars, and by the cancellation of indebtedness under the Bridge Loan.

(b)           Shareholder Approval.  The Company shall have received the Transaction Approval.

(c)           Representations and Warranties.  The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects when made and as of the Closing Date.

(d)           Covenants.  All covenants, agreements and conditions contained in this Agreement and the Related Agreements to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(e)           Blue Sky.  The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

(f)            Nasdaq Qualification.  The Shares and the Warrant Shares to be issued shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

(g)           Absence of Litigation.  No proceeding challenging this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(h)           No Governmental Prohibition or Third Party Approval.  The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation and any government regulatory or third party consents or approvals, if any, necessary for the sale of the Securities and the Warrant Shares shall have been received.

(i)            Pre-Closing Securities Ownership Questionnaire.  The Purchaser shall have delivered to the Company a properly completed and executed Pre-Closing Securities Ownership Questionnaire, in the form attached hereto as Exhibit D.

5.2          Conditions to Purchasers’ Obligations at the Closing.  Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a)           Representations and Warranties.  The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects when made and as of the Closing Date.

(b)           Covenants.  All covenants, agreements and conditions contained in this Agreement and the Related Agreements to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)           Compliance with Laws.  The purchase of the Securities by each Purchaser hereunder shall be legally permitted by all laws and regulations to which each Purchaser or the Company is subject (including all applicable federal, state and foreign securities laws).

(d)           Legal Opinion.  The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from (i) Perkins Coie LLP, counsel to the Company, in substantially the form attached hereto as Exhibit C.

(e)           Transfer Agent Instructions.  The Company shall have delivered to its transfer agent irrevocable instructions to issue to each Purchaser or its designee, on an expedited basis, one or more certificates representing the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, and Warrants to purchase the Warrant Shares.

(f)            Nasdaq Qualification.  The Shares and the Warrant Shares shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

(g)           Absence of Litigation.  No proceeding challenging this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(h)           No Governmental Prohibition or Third Party Consents.  The sale of the Securities and the Warrant Shares by the Company shall not be prohibited by any law or governmental order or regulation and any governmental, regulatory or third party consents or approvals, if any, necessary for the sale of the Securities and the Warrants Shares shall have been received.

(i)            Board Designees.  The Company’s Board of Directors (which shall have ten (10) members as of the Closing) shall have appointed, effective as of the Closing, one Person designated by MPM Capital (the “MPM Representative”) and one Person designated by mutual agreement of MPM Capital and Bay City Capital (the “Investor Representative”) as members of the Company’s Board of Directors, initially Nick Simon and a person to be named by MPM Capital and Bay City Capital, each in accordance with and subject to the requirements of applicable legal rules and regulations and rules of Nasdaq and the SEC.  Subject to being to being deemed eligible to serve on the compensation committee of the Board of Directors pursuant to the terms of the committee charter and applicable listing standards and securities law requirements, the Company’s Board of Directors shall have appointed, effective as of the Closing, the MPM Representative as a member of the compensation committee of the Company’s Board of Directors, and such appointments shall be in full force and effect.

(j)            Indemnification Agreements; Charter Documents.  Promptly following the date hereof and prior to the time that the MPM Representative and the Investor Representative are appointed to the Company’s Board of Directors, the Company shall have executed indemnification agreements with each director appointed or elected to the Company’s Board of Directors in form reasonably acceptable to MPM Capital and Bay City Capital.

(k)           Advisory Committee Appointment.  Dennis Henner, representing MPM Capital, shall have been appointed to the Company’s product development advisory committee (or substantially similar committee if the Company does not have a product development advisory committee).

(l)            Executive Search.  The Company shall have initiated a search for and diligently pursue the hire of a Chief Medical Officer, which individual shall have extensive experience and expertise relevant to the position and the Company’s business and is acceptable to the Board of Directors; provided, however, the foregoing condition to Closing may be waived with the sole consent of MPM Capital.

(m)          Shareholder Approval.  The Company shall have obtained the Transaction Approval.

(n)           No Event of Default.  No event of default by the Company shall have occurred under the Bridge Loan Agreement, the Security Agreement, the Bridge Notes or the Bridge Warrants.

(o)           Officers’ Certificates.  The Company shall have delivered to the Purchasers a certificate, dated as of the Closing Date and executed by the Chief Executive Officer of the Company, and a certificate, dated as of the Closing Date and executed by the Secretary of the Company, in the forms attached hereto as Exhibits E and F, respectively.

(p)           No Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

(q)           Conversion of Series B Convertible Preferred Stock.  Concurrently with the Closing, all outstanding shares of the Company’s Series B Convertible Preferred Stock shall be converted into shares of the Company’s Common Stock at the Conversion Rate pursuant to the terms of the Series B Conversion Agreement.

(r)           Other.  The Company shall have delivered to such Purchaser such other documents relating to the transactions contemplated by this Agreement and the Related Agreements as such Purchaser or its counsel may reasonably request.

ARTICLE 6

REGISTRATION RIGHTS

6.1          Mandatory Registration.  The Company shall prepare, and, as soon as practicable, but in no event later than thirty (30) days after the Closing Date (the “Filing Deadline”), file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities.  In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 6.6.  The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible, but in no event later than the earlier of (i) the fifth Business Day after the SEC advises the Company that either (A) it will not review such Registration Statement or (B) it has no further comments with respect to such Registration Statement, and (ii) one hundred twenty (120) days after the Closing Date (the earlier of such dates, the “Effectiveness Deadline”).

6.2          Demand Registrations.  If for any reason prior to the expiration of the Registration Period (as hereinafter defined), a Registration Statement required to be filed pursuant to Section 6.1 ceases to be effective or fails to cover all of the Registrable Securities required to be covered by such Registration Statement, any Holder may demand registration pursuant to the terms of and within the time frames set forth in Section 6.1 by providing written demand registration notice to the Company (a “Demand Registration”).  The Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities required to be covered by a Registration Statement hereunder, as soon as practicable, but in any event not later than ten (10) Business Days after the date that the Demand Registration notice is delivered to the Company.  The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.  The compliance by the Company with the provisions of this Section 6.2 shall not relieve the Company of any liability for a breach of this Agreement, including, without limitation, any breach by the Company of Section 6.1 hereof, and the Holders shall retain any remedies available at law or in equity with respect thereto.

6.3          Piggy-Back Registrations.  If at any time prior to the expiration of the Registration Period (as hereinafter defined), the number of shares of Common Stock available for sale under a Registration Statement is insufficient to cover all of the Registrable Securities and the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or to equity securities issuable in connection with stock option or other employee benefit plans approved by the Board of Directors of the Company), the Company shall promptly send to each Holder written notice of the Company’s intention to file a Registration Statement and of such Holder’s rights under this Section 6.3 and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, subject to the priorities set forth in this Section 6.3 below.  No right to registration of Registrable Securities under this Section 6.3 shall be construed to limit any registration required under Section 6.1 or 6.2.  The obligations of the Company under this Section 6.3 may be waived by Holders holding at least 60% of the Registrable Securities, provided such Holders are not named as selling securityholders in any Registration Statement.  If an offering in connection with which a Holder is entitled to registration under this Section 6.3 is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Article 6, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.  If a registration pursuant to this Section 6.3 is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing that, in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account and (2) second, up to the full number of securities proposed to be registered for the account of the Holder entitled to registration under this Section 6.3, pro rata among such Holder on the basis of the number of Registrable Securities that each of them requested to be included in such registration.

6.4          Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC.  In the event that a Holder sells or otherwise transfers any of such Holder’s

Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.  Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

6.5          Legal Counsel.  Subject to Section 6.10 of this Agreement, the Holders holding at least at least 60% of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Article 6 (“Legal Counsel”), which shall be Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP or such other counsel as is thereafter designated by the holders of at least 60% of Registrable Securities and of which the Company and its counsel have been given prior notice.  The Legal Counsel shall not represent any Holder that sends such counsel written notice that such Holder does not wish such counsel to represent it in connection with the matters discussed in this Section 6.5.  The Holders, other than any Holder that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Holders by the Legal Counsel in connection with the subject matter of this Article 6.  These provisions will not prohibit any other counsel to a Holder from reviewing and commenting on any registration filed pursuant to this Article 6 at no cost to the Company.  The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Article 6.

6.6          Ineligibility for Form S-3.  In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of at least 60% of the Registrable Securities and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

6.7          Failure to File, Obtain and Maintain Effectiveness of Registration Statement.  If a Registration Delay occurs the Company shall pay to each holder of Registrable Securities (the “Registration Delay Payments”), as partial relief for the damages to any Holder by reason of any such Registration Delay, and calculated for each share of Common Stock for which a Registration Statement is required to be filed pursuant to the terms of Section 6.1 then outstanding that is a Registrable Security and not covered for resale at such time pursuant to the terms of a Registration Statement, an accruing amount per each such share equal to the Delay Payment Rate for each week (or portion thereof) during the Damages Accrual Period; provided that such Registration Delay Payments shall be paid only to the Holders that have complied with their obligations under Section 6.9 of this Article 6 with respect thereto.  The Registration Delay Payments shall accrue from the first day of the applicable Registration Delay through the date it is cured (the “Damages Accrual Period”), and shall be payable in cash to the record holders of the Registrable Securities entitled thereto on the earlier of the (i) last Business Day of each calendar month during which such Registration Delay Payments are incurred and (ii) the third Business Day after the event of failure giving rise to the Registration Delay Payments is cured.  Nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Article 6 in accordance with applicable law.

6.8          Related Obligations.  At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 6.1, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of distribution thereof and, pursuant thereto, the Company shall have the following obligations:

(a)           The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline).  The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the three-year anniversary of the Closing Date; (ii) the date as of which all of the Holders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (iii) the date on which the Holders shall have sold all the Registrable Securities covered by such Registration Statement either pursuant to the Registration Statement or in one or more transactions in which the Holder obtained unlegended certificates representing the Registrable Securities so purchased in accordance with applicable securities laws (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any prospectus only, in light of the circumstances under which they were made) not misleading.

(b)           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of distribution by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Article 6 (including pursuant to this Section 6.8(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)           The Company shall (i) permit Legal Counsel and any legal counsel for a particular Holder to review and comment upon those sections of (a) the Registration Statement which are applicable to the Holders at least five (5) Business Days prior to its filing with the SEC and (b) all other Registration Statements and all amendments and supplements to all Registration Statements which are applicable to the Holders (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC and (b) not file any Registration Statement (including any amendment or supplement thereto) or document in a form to which Legal Counsel or such legal counsel reasonably objects.  The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, provided the Legal Counsel shall keep such correspondence confidential and shall not provide copies thereof to any Holder without the Holder’s prior consent, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.  The Company shall reasonably cooperate with Legal Counsel and such other legal counsel in performing the Company’s obligations pursuant to this Section 6.8.

(d)           The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(e)           The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under all other securities or “blue sky” laws of such jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change in the Company’s Articles of Incorporation or Bylaws that the Company’s Board of Directors determines in good faith to be contrary to the best interests of the Company and its shareholders, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.8(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)            As promptly as practicable after becoming aware of such event or development, the Company shall notify Legal Counsel and each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Holder (or such other number of copies as Legal Counsel or such Holder may reasonably request).  The Company shall also promptly notify Legal Counsel and each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g)           The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           At the reasonable request of any Holder and at such Holder’s expense, the Company shall use its best efforts to furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders.

(i)            The Company shall, upon reasonable notice and during normal business hours, make available for inspection by (i) any Holder, (ii) Legal Counsel and any other legal counsel representing an Holder and (iii) one firm of accountants or other agents retained by the Holders (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), which are requested for any purpose reasonably related to the Holders’ rights and/or the Company’s obligations under this Article 6, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector which is not a party hereto shall agree in writing prior to obtaining access to any Records, and each Holder hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Holder similarly bound by the terms hereof) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge.  Neither the Company nor any Inspector of a particular Holder shall provide any confidential information to any other Holder unless such Holder is first informed of the confidential nature of such information.  Each Holder receiving the Records agrees that it shall, if permitted by applicable law, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company prior to making any such disclosure and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Each Holder undertaking an inspection pursuant to this Section 6.8(i) shall, and shall instruct its other Inspectors to, use commercially reasonable efforts to perform any such inspection in a manner designed to not materially disrupt the business activities of the Company.  Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j)            The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules of Nasdaq, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Article 6 or any other agreement, or (v) such Holder expressly consents in writing to the form and content of any such disclosure.  The Company agrees that it shall, if permitted by applicable law, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder prior to making any such disclosure and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)           The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of the Shares, Warrant Shares and the Bridge Warrant Shares on Nasdaq.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 6.8(k).

(l)            The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

(m)          If requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment, as necessary, such information as an Holder requests to be included therein relating to the Holder and the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding Registrable Securities.

(n)           The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities within the United States.

(o)           The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(p)           Notwithstanding anything to the contrary in this Section 6.8, at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that no Grace Periods shall exceed thirty (30) consecutive days and during any consecutive three hundred sixty-five (365) day period, such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period (an “Allowable Grace Period”).  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice.  The provisions of Section 6.8(g) hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 6.8(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.  In the event that the Company shall exercise its right to effect a Grace Period hereunder, the Registration Period during which the Registration Statement is to remain effective shall be extended by a period of time equal to the duration of any Grace Periods.

(q)           At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to the Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice by the Company.

6.9          Obligations of the Holders.

(a)           At least seven (7) days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holders if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Article 6 with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, in each case within seven (7) Business Days of being notified by the Company of its necessity.

(b)           Each Holder by such Holder’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c)           Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.8(g) or the first sentence of Section 6.8(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.8(g) or the first sentence of Section 6.8(f) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which an Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 6.8(g) or the first sentence of Section 6.8(f) and for which the Holder has not yet settled.

(d)           As promptly as practicable after becoming aware of such event, each Holder shall notify the Company in writing of the happening of any event as a result of which the information provided in writing by such Holder to the Company expressly for use in the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no separate written notification shall be required for any event disclosed by such Holder in a timely filing with the SEC relating to the Company’s securities.

6.10        Expenses of Registration.  All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 6.1 through 6.8 of this Article 6, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions, shall be paid by the Company.  The Company shall also reimburse the Holders for the reasonable and documented fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 6.1 through 6.8 of this Article 6.  The Company shall pay all of the Holders’ reasonable costs (including fees and disbursements of Legal Counsel) incurred in connection with the successful enforcement of the Holders’ rights under this Article 6.  Notwithstanding the foregoing, each seller of Registrable Securities shall pay all fees and disbursements of all counsel (other than the Legal Counsel) retained by such seller and all selling expenses, including, without limitation, all underwriting discounts, selling commissions, transfer taxes and other similar expenses, to the extent required by applicable law.

6.11        Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Article 6:

(a)           To the extent permitted by law, the Company shall indemnify each Holder, the directors, officers, members, partners, employees, agents, Legal Counsel or other representatives of and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages, liabilities, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) (or action in respect thereof), including any Claims incurred in settlement of any litigation, commenced or threatened (subject to Section 6.11(c) below), arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus (final or preliminary), any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, (ii) any violation by the Company of any rule or regulation promulgated by the Securities Act, the Exchange Act, or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, or (iii) any violation by the Company of the terms of this Article 6, and will reimburse each Holder, the directors, officers, members, partners, employees, agents, Legal Counsel or other representatives of and each Person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such Claim as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of such Registration Statement, prospectus, amendment or supplement; provided further that the Company will not be liable in any such case where the Claim results from the material failure of such Holder to comply with the covenants and agreements contained in this Article 6 respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder, the directors, officers, members, partners, employees, agents, Legal Counsel or other representatives of or any such controlling Person, if a copy of the Final Prospectus that was timely furnished by the Company to the Holder pursuant to Section 6.8(d) for delivery was not furnished to the Person asserting the Claim at or prior to the time such furnishing is required by the Securities Act, such Person was promptly advised in writing by the Company not to use the incorrect prospectus and the Final Prospectus would have cured the defect giving rise to such Claim.

(b)           Each Purchaser will severally, and not jointly, indemnify the Company, the directors, officers, employees, agents, legal counsel and other representatives and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all Claims (or actions in respect thereof), including any Claims incurred in settlement of any litigation, commenced or threatened (subject to Section 6.11(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus (final or preliminary), any amendment or supplement thereof or other documents, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, the directors, officers, employees, agents, legal counsel and other representatives and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such Claim as incurred, in each case to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such Claim results from the fact that a current copy of the prospectus was not made available to the Person or entity asserting the Claim at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such Claim.  Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall not exceed the net proceeds received by the Holder from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such liability.

(c)           Each party entitled to indemnification under this Section 6.11 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation.  Notwithstanding the foregoing, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).  No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)           If the indemnification provided for in this Section 6.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided, that in no event shall any contribution by a Holder hereunder when combined with amounts paid pursuant to subsection (b) exceed the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

6.12        Assignment and Transfer.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company in this Article 6 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that such transfer must be made at least ten days prior to the Filing Deadline and that (a) such transfer may otherwise be effected in accordance with applicable securities laws, including establishing the tranferee’s qualification as an “accredited investor” within the meaning of the Securities Act; (b) such Holder gives prior written notice to the Company at least ten days prior to the Filing Deadline; and (c) such transferee agrees in writing with the Company to comply with and be bound by all of the provisions of this Agreement; and (d) such transfer is otherwise in accordance with the applicable requirements of this Agreement and the Warrants and Bridge Warrants.  Except as specifically permitted by this Section 6.12, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.  Notwithstanding the foregoing provisions of this Section 6.12, no such restriction shall apply to a transfer by a Holder that is: (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder;  (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; (iv) an affiliated investment fund transferring to another affiliated investment fund; or (v) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transfer is effected in accordance with applicable securities laws, including establishing the transferee’s qualification as an “accredited investor” within the meaning of the Securities Act, and the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder.

6.13        Amendment and Waiver of Registration Rights. The rights of any Holder under the provisions of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by the Holders of at least 60% of the Registrable Securities; provided however, that any waiver or amendment that adversely affects any Holder in a different manner than other Holders shall require the consent of such Holder.  For purposes of this provision, differences in investments or ownership among Holders shall not be considered as a basis for determining whether a waiver or amendment results in adversely affecting a Holder in a different manner.  Any amendment or waiver effected in accordance with this Section 6.13 shall be binding upon each such Holder and the Company.  By acceptance of the benefits under this Article 6, the Holders of the Registrable Securities hereby agree to be bound by the provisions hereof.

ARTICLE 7

OTHER COVENANTS

7.1          Observation Rights.  For so long as MPM Capital continues to own at least 10% of the Shares originally purchased by MPM Capital at the Closing ( the “Threshold Securities”), and provided that an MPM Designee does not at such time serve on the Company’s Board of Directors, the Company shall allow one representative designated by MPM Capital

(the “MPM Observer Representative”) to attend all regularly scheduled meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such MPM Observer Representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that: (a) the MPM Observer Representative shall agree, by written instrument in writing in form and substance satisfactory to the Company, to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and (b) the Company reserves the right to exclude such MPM Observer Representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary: (i) to preserve the attorney-client privilege; (ii) to protect highly confidential information; or (iii) to prevent the disclosure of trade secrets to a competitor.  Prior to such designation, the MPM Observer Representative must be approved by the Board of Directors, such approval not be unreasonably withheld or delayed.

7.2          Board of Directors Matters.  For so long as MPM Capital continues to own the Threshold Securities:

(a)           the Company shall: (i) use its reasonable best efforts to cause one person designated by MPM Capital to be nominated and elected to the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s shareholders for the election directors (the “MPM Designee”), which designee shall initially be initially Nick Simon; and (ii) use its reasonable best efforts to cause one person designated by mutual agreement of MPM Capital and Bay City Capital to be nominated and elected to the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s shareholders for the election of directors (the “Investor Designee”); and (iii) if any MPM Designee or Investor Designee elected to the Company’s Board of Directors ceases to be a member of the Company’s Board of Directors during such person’s term as a director due to such person’s resignation, death or removal, the Company shall use its reasonable best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement designated by MPM Capital or by mutual agreement of MPM Capital and Bay City Capital, as the case may be, and such designee shall be an MPM Designee and the Investor Designee, as applicable, for purposes of this Agreement; and

(b)           as long as an MPM Designee remains on the Company’s Board of Directors pursuant to this Section 7.2, the Company shall use its commercially reasonable efforts to appoint one of the MPM Designees to the compensation committee of the Company’s Board of Directors; provided, however, that the Company shall not be required to make any appointment to a committee of the Company’s Board of Directors if such appointment could reasonably be expected to conflict with federal securities laws or any other rules or regulations then in effect of Nasdaq or any exchange on which the Company’s securities are listed for trading.

7.3          The Company shall use its commercially reasonable efforts to maintain the Company’s Articles of Incorporation and Bylaws to permit the Company to indemnify its directors and officers to the fullest extent permitted by law (including to seek to amend such Articles of Incorporation and Bylaws to the extent the law permits greater indemnification than then permitted by such Articles of Incorporation and Bylaws).

7.4          For so long as MPM Capital continues to own the Threshold Securities, the Company shall use its commercially reasonable efforts to appoint Dennis Henner to the product development advisory committee of the Company (or substantially similar advisory committee if the Company does not have a product development committee).

ARTICLE 8

DEFINITIONS

8.1          “Affiliate” or “affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

8.2          “Allowable Grace Period” has the meaning set out in Section 6.8(p).

8.3          “Alternative Proposal” has the meaning set forth in Section 4.10(a).

8.4          “Articles of Incorporation” has the meaning set forth in Section 2.3.

8.5          “Bridge Loan Agreement” means the Note and Warrant Purchase Agreement between the Company and the Purchasers dated as of February 1, 2006.

8.6          “Bridge Loan” means the loan made by the Purchasers to the Company pursuant to the Bridge Loan Agreement and the Bridge Notes.

8.7          “Bridge Note” means the convertible promissory notes of the Company issued to the Purchasers pursuant to the Bridge Loan Agreement.

8.8          “Bridge Warrants” means the warrants to purchase Common Stock issued to the Purchasers pursuant to the Bridge Loan Agreement.

8.9          “Bridge Warrant Shares” has the meaning set forth in Section 2.4.

8.10        “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

8.11        “Bylaws” has the meaning set forth in Section 2.3.

8.12        “Change in the Company Recommendation” has the meaning set forth in Section 4.5.

8.13        “Claims” has the meaning set forth in Section 6.11(a).

8.14        “Closing” has the meaning set forth in Section 1.4.

8.15        “Closing Date” has the meaning set forth in Section 1.4.

8.16        “Common Stock” means the common stock, par value $0.02 per share, of the Company.

8.17        “Company” means NeoRx Corporation.

8.18        “Company Recommendation” has the meaning set forth in Section 4.5.

8.19        “Conversion” shall have the meaning set forth in Section 2.3.

8.20        “Conversion Rate” has the meaning set forth in Section 2.3.

8.21        “Damages Accrual Period” has the meaning set forth in Section 6.7.

8.22        “Delay Payment Rate” means during the Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 1% of the per share Purchase Price of such Share.

8.23        “Demand Registration” has the meaning set forth in Section 6.2.

8.24        “Disclosure Schedule” means the Disclosure Schedules of the Company delivered concurrently herewith and incorporated herein by reference.

8.25        “Effectiveness Deadline” has the meaning set forth in Section 6.1.

8.26        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

8.27        “FDA” means the US Food and Drug Administration.

8.28        “FDCA” has the meaning set forth in Section 2.34.

8.29        “Filing Deadline” has the meaning set forth in Section 6.1.

8.30        “Final Prospectus” has the meaning set forth in Section 6.11(a).

8.31        “Financial Statements” means the financial statements of the Company included in the SEC Documents.

8.32        “Grace Period” has the meaning set forth in Section 6.8 (p).

8.33        “Holders” means any Purchaser and any Person to whom a Purchaser, in accordance with Section 6.12 hereof, transfers its rights under Article 6 of this Agreement.

8.34        “Indemnified Party” has the meaning set forth in Section 6.11(c).

8.35        “Indemnifying Party” has the meaning set forth in Section 6.11(c).

8.36        “Inspectors” has the meaning set forth in Section 6.8(i).

8.37        “Intellectual Property Rights” has the meaning set forth in Section 2.10.

8.38        “Investment Company Act” has the meaning set forth in Section 2.12.

8.39        “Investor Designee” has the meaning set forth in Section 7.2(a).

8.40        “Investor Representative” has the meaning set forth in Section 5.2(i).

8.41        “Legal Counsel” has the meaning set forth in Section 6.5.

8.42        “Life Science Product” has the meaning set forth in Section 2.34.

8.43        “Material Adverse Effect” means an event, change or occurrence that individually, or together with any other event, change or occurrence, has had or reasonably could be expected to have a material adverse effect on (a) the business, operations, assets, or financial condition of the Company and its Subsidiary, taken together as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement and the Related Agreements.

8.44        “Material Contracts” has the meaning set forth in Section 2.28(a).

8.45        “Material Permits” has the meaning set forth in Section 2.5(c).

8.46        “MPM Capital” means, collectively, MPM BioVentures III, L.P., MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III Parallel Fund, L.P., MPM Asset Management Investors 2005 BVIII LLC, MPM BioEquities Master Fund LP and their respective Affiliates.

8.47        “MPM Designee” has the meaning set forth in Section 7.2(a).

8.48        “MPM Observer Representative” has the meaning set forth in Section 7.1.

8.49        “MPM Representative” has the meaning set forth in Section 5.2(i).

8.50        “Nasdaq” means The Nasdaq Capital Market.

8.51        “Offering” means the offer, sale, issuance and purchase of the Company’s Securities and the Warrant Shares contemplated by this Agreement and the Warrants and the offer, sale, issuance and purchase of the Bridge Notes and the Bridge Warrant Shares contemplated by the Bridge Loan Agreement and the Bridge Warrants, together as a single integrated transaction.

8.52        “Non-Core Technologies” has the meaning set forth in Section 4.10(e).

8.53        “Non-Core Technology Funds” has the meaning set forth in Section 4.10(e).

8.54        “Non-US Person” has the meaning set forth in Section 3.2.

8.55        “Other Material Contracts” has the meaning set forth in Section 2.28(a).

8.56        “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

8.57        “Placement Agent” means Banc of America Securities LLC.

8.58        “Proxy Statement” has the meaning set forth in Section 4.6.

8.59        “Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

8.60        “Purchase Price” has the meaning set forth in Section 1.1.

8.61        “Records” has the meaning set forth in Section 6.8(i).

8.62        The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

8.63        “Registrable Securities” means (i) the Shares, including the Shares issued upon conversion of the Bridge Notes at Closing, (ii) the Warrant Shares and (iii) the Bridge Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a Registration Statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.12.

8.64        “Registration Delay” means the occurrence of any of (i) a Registration Statement covering all of the Registrable Securities is not filed with the SEC on or before the Filing Deadline or is not declared effective on or before the Effectiveness Deadline, (ii) a Registration Statement in connection with a Demand Registration covering all of the Registrable Securities required to be covered thereby is not filed with the SEC on or before the deadline described in the last sentence of Section 6.2, (iii) on any day during the Registration Period (other than during an Allowable Grace Period), all of the Registrable Securities required to be included in such Registration Statement cannot be sold pursuant to such Registration Statement as a matter of law or because the Company has failed to perform the applicable time period required for such performance (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, or to register a sufficient number of Shares, Warrant Shares and Bridge Warrant Shares), or (iv) a Grace Period exceeds the length of an Allowable Grace Period.

8.65        “Registration Delay Payments” has the meaning set forth in Section 6.7.

8.66        “Registration Period” has the meaning set forth in Section 6.8(a).

8.67        “Registration Period” has the meaning set forth in Section 6.4(a).

8.68        “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

8.69        “Related Agreements” has the meaning set forth in Section 2.2.

8.70        “Required Approvals” has the meaning set forth in Section 2.5(b).

8.71        “Required Shareholder Approval” has the meaning set forth in Section 2.27

8.72        “Required Effectiveness Date” has the meaning set forth in Section 6.1.

8.73        “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

8.74        “SEC” means the United States Securities and Exchange Commission.

8.75        “SEC Documents” has the meaning set forth in Section 2.6.

8.76        “Securities” has the meaning set forth in Section 1.1.

8.77        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

8.78        “Security Agreement” means the Security Agreement dated as of February 1, 2006, entered into by and among the Company and the Purchasers in connection with the Bridge Loan.

8.79        “Series B Conversion Agreement” means the Irrevocable Agreement to Convert Series B Convertible Preferred Stock dated as of February 1, 2006 by and among the Company and each holder of Series B Convertible Preferred Stock.

8.80        “Series B Convertible Preferred Stock” means the outstanding shares of the Company’s Series B Convertible Preferred Stock.

8.81        “Shares” has the meaning set forth in Section 1.1 and includes the number of Shares of Common Stock issuable upon automatic conversion of the Bridge Notes at Closing.

8.82        “Shareholders’ Meeting” has the meaning set forth in Section 4.5.

8.83        “Subsidiary” of any person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

8.84        “Superior Proposal” has the meaning set forth in Section 4.10(d).

8.85        “Threshold Securities” has the meaning set forth in Section 7.4.

8.86        “Transaction Approval” has the meaning set forth in Section 4.5.

8.87        “Transaction Securities” has the meaning set forth in Section 2.2.

8.88        “Warrant Shares” has the meaning set forth in Section 2.4.

8.89        “Warrants” has the meaning set forth in Section 1.1.

8.90        “WBCA” has the meaning set forth in Section 2.29.

ARTICLE 9

MISCELLANEOUS

9.1          Termination.  This Agreement may be terminated at any time with respect to the applicable parties prior to the Closing:

(a)           By mutual written agreement of the Company and the holders of at least 60% in aggregate principal amount of the Bridge Notes held by the Purchasers;

(b)           By either the Company or by the holders of at least 60%-in-interest of the aggregate principal amount of Bridge Notes held by the Purchasers, by written notice to the other parties (provided the terminating party (or parties) is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement or the Related Agreements) if the Closing shall not have been consummated on or before May 31, 2006;

(c)           By either the Company or the holders of at least 60% in interest of the aggregate principal amount of Bridge Notes held by the Purchasers by giving written notice to the other party or parties if any governmental entity shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement and the Related Agreements and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable;

(d)           By the holders of at least 60%-in-interest of the aggregate principal amount of the Bridge Notes held by the Purchasers in the event that the Transaction Approval is not obtained at the Shareholders’ Meeting;

(e)           By the holders of at least 60%-in-interest of the aggregate principal amount of the Bridge Notes held by the Purchasers, if there shall have occurred an event or events constituting a Material Adverse Effect;

(f)            By the holders of at least 60%-in-interest of the aggregate principal amount of the Bridge Notes held by the Purchasers, if the Company shall have materially breached the terms of this Agreement, the Bridge Loan Agreement or the Bridge Notes and such breach is not cured within five (5) Business Days after receiving notice thereof; or

(g)           By the Company if the holders of at least 60%-in-interest of the aggregate principal amount of the Bridge Notes held by the Purchasers shall have materially breached the terms of this Agreement, the Bridge Loan Agreement or the Bridge Notes and such breach is not cured within five (5) Business Days after receiving notice thereof.

9.2          Effect of Termination. In the event of any termination of this Agreement pursuant to Section 9.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of any party or its Affiliates in respect thereof; provided, however, that such termination shall not relieve the Company or any Purchaser of any liability under the Bridge Notes or for any willful breach of this Agreement.  If the Agreement is terminated pursuant to Section 9.1(d) or (f), the Company shall promptly reimburse the Purchasers for their reasonable legal, financial, due diligence and advisory fees and expenses, up to an aggregate maximum of $125,000.

9.3          Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of California.

9.4          Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9.5          Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

9.6          Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

9.7          Entire Agreement; Amendments; Waiver.  This Agreement and the Related Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement and the Related Agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.  Except as otherwise provided herein, no provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 60%-in-interest of the aggregate amount of Transaction Securities then held by the Purchasers under this Agreement and the Related Agreements (or, if prior to the Closing, by the Purchasers holding at least 60% in interest of the aggregate principal amount of the Bridge Notes), or in the case of a waiver, by the party against whom enforcement of such waiver is sought.  Notwithstanding the foregoing, any amendment or waiver that adversely affects any Purchaser in a different manner than other Purchasers shall require the consent of such

Purchaser.  For purposes of this provision, differences in investments or ownership among Purchasers shall not be considered as a basis for determining whether an amendment or waiver results in adversely affecting a Purchaser in a different manner.  Any amendment effected in accordance with this Section 9.7 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such Securities are convertible and for which such Securities are exercisable), each future holder of all such securities, and the Company.

9.8          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses for such communications are:

If to the Company:                                                                     NeoRx Corporation
300 Elliott Avenue West, Suite 500.
Seattle, WA 98119-4114
Facsimile: (206) 286-2537
Attn:  Chief Financial Officer
cc: Vice President-Legal

With a copy to:                                                                                     Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, WA 98101
Facsimile: (206) 359-9000
Attn:  Faith M. Wilson

If to a Purchaser:  To the address set forth immediately below such Purchaser’s name on the signature pages hereto.  Each party will provide ten days’ advance written notice to the other parties of any change in its address.

9.9          Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.12 hereof.

9.10        Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.11        Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.12        No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.13        Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers.  The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case

9.14        Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement and the delivery to the Purchasers of the Shares and the Warrants.  All covenants contained herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby (except to the extent expressly provided in this Agreement).

9.15        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement and the Related Agreements. Nothing contained herein or therein and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement and the Related Agreements.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement and the Related Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

9.16        Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated Person or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

NEORX CORPORATION.

/s/ Gerald McMahon
Gerald McMahon
Chairman and Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

DEERFIELD SPECIAL SITUATIONS FUND, LTD.
(investor name)
By:	/s/ Darren Levine
(signature)
Darren Levine, CFO
(print name and title)
Address:	780 3rd Ave
37th Floor
NY, NY 10017
Facsimile: DLevine@deerfieldpartners.com

SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

PURCHASER

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL, LTD.
(investor name)
By:	/s/ Darren Levine
(signature)
Darren Levine, CFO
(print name and title)
Address:	780 3rd Ave
37th Floor
NY, NY 10017
DLevine@deerfieldpartners.com

Facsimile:	(212) 751-0755

SECURITIES PURCHASE AGREEMENT
SIGNATURE PAGE

PURCHASER

MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas J. Simon
Name: Nicholas J. Simon
Title: Series A Member

Address:	The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas J. Simon
Name: Nicholas J. Simon
Title: Series A Member

Address:	The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By: MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas J. Simon
Name: Nicholas J. Simon
Title: Series A Member

Address:	The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas J. Simon
Name: Nicholas J. Simon
Title: Series A Member

Address:	The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

MPM ASSET MANAGEMENT INVESTORS 2005 BVIII LLC

By:	/s/ Nicholas J. Simon
Name: Nicholas J. Simon
Title: Manager

Address:	The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM BIOEQUITIES MASTER FUND, LP

By: MPM BioEquities GP, L.P., its General Partner
By: MPM BioEquities GP LLC, its General Partner

By:	/s/ Kurt Von Emster
Manager

Address:	The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

Bay City Capital Management IV, LLC
General Partner of:
Bay City Capital Fund IV Co-Investment Fund, L.P.

/s/ Carl S. Goldfisher
By: Bay City Capital LLC, its Manager
By: Carl S. Goldfisher, M.D., a Managing Director

Address:	Bay City Capital
750 Battery Street, Suite 400
San Francisco, CA 94111

Bay City Capital Management IV, LLC General Partner of:
Bay City Capital Fund IV, L.P.

/s/ Carl S. Goldfisher
By: Bay City Capital LLC, its Manager
By: Carl S. Goldfisher, M.D., a Managing Director

Address:	Bay City Capital
750 Battery Street, Suite 400
San Francisco, CA 94111

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

ABINGWORTH BIOVENTURES IV EXECUTIVES
L.P.
(investor name)

By:	/s/ James Abell

Abingworth Management Ltd.
Name:	James Abell
(signature)

Title:	James Abell, Director
(print name and title)

Address:	38 Jermyn Street

London SW 1Y 6DN

U.K.

Facsimile:	+44 207 536 1539

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

ABINGWORTH BIOEQUITIES MASTER FUND
LTD.
(investor name)

By:	/s/ James Abell
(signature)

Abingworth Management Ltd.
Name:	James Abell

Title:	James Abell, Director
(print name and title)

Address:	38 Jermyn Street

London SW 1Y 6DN

U.K.

Facsimile:	+44 207 536 1539

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

ABINGWORTH BIOVENTURES IV L.P.
(investor name)

By:	/s/ James Abell

Abingworth Management Ltd.
Name:	James Abell
(signature)

Title:	James Abell, Director
(print name and title)

Address:	38 Jermyn Street

London SW 1Y 6DN

U.K.

Facsimile:	+44 207 536 1539

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

/s/ Steven Bloom
(investor name)

By:	/s/ Steven Bloom
(signature)

Name: Steven Bloom
Title: Managing Director, Sagamore Hill Capital Management, on behalf of Sagamore Hill Hub Fund, Ltd.

Address:	c/o Sagamore Hill Capital Management
One Manhattanville Road
Purchase, NY 10577

Facsimile:	914644-7220

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

Shepherd Investments International, Ltd.
By: Stark Offshore Management, LLC its
Investment Manager
(investor name)

By:	/s/ Michael A. Roth
(signature)

Michael A. Roth, Managing Member
(print name and title)

Address:	3600 South Lake Drive

St. Francis, WI 53235

Facsimile:	414-294-7700

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER

SMITHFIELD FIDUCIARY LLC
(investor name)

By:	/s/ Adam :J. Chill
(signature)

Adam J. Chill, Authorized Signatoryr
(print name and title)

Address:	c/o Highbridge Capital Management LLC

9 West 57th Street, 27th Floor

New York, New York 10019

Attn: Ari J. Storch / Adam J. Chill

Facsimile:	(212) 751-0755

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT

PURCHASER

T. ROWE PRICE ASSOCIATES, INC., AS REGISTERED INVESTMENT ADVISER TO
THE PARTICIPATING T. ROWE PRICE ACCOUNTS IN THE SCHEDULE OF PURCHASERS

By:	/s/ Kris H. Jenner
(signature)

Kris H. Jenner, Vice President
(print name and title)

100 E. Pratt Stret

Baltimore, MD 21202

Attn: Darrell N. Braman
Vice President and Associate
Legal Counsel
100 E. Pratt Street
Baltimore, MD 21202

Phone: 410-345-2013
Facsimile: 410-345-6575

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

Name of Purchaser and State of Residency	Shares	Warrants	Aggregate Purchase Price
Abingworth Bioequities Master Fund Ltd. United Kingdom	3,719,450	1,074,010	$2,603,615.00
Abingworth Bioventures IV Executives LP United Kingdom	25,877	7,472	$18,113.90
Abingworth Bioventures IV LP United Kingdom	3,017,310	871,264	$2,112,117.00
Bay City Capital Fund IV Co-Investment Fund, L.P. California	428,075	123,608	$299,652.50
Bay City Capital Fund IV, L.P. California	19,859,838	5,734,633	$13,901,886.60
Deerfield Special Situations Fund Intl. Ltd New York	6,593,571	1,903,928	$4,615,499.70
Deerfield Special Situations Fund, LP New York	3,550,385	1,025,192	$2,485,269.50
MPM Asset Management Investors 2005 BVIII LLC Massachusetts	499,252	144,161	$349,476.40
MPM BioEquities Master Fund, LP Massachusetts	4,057,583	1,171,648	$2,840,308.10
MPM BioVentures III GmbH & Co. Beteiligungs KG Massachusetts	2,381,801	687,757	$1,667,260.70
MPM BioVentures III Parallel Fund, LP Massachusetts	851,416	245,850	$595,991.20
MPM BioVentures III, LP Massachusetts	1,895,229	547,257	$1,326,660.30
MPM BioVentures III-QP, LP Massachusetts	28,185,488	8,138,708	$19,729,841.60
Sagamore Hill Hub Fund, Ltd. New York	1,343,201	387,856	$940,240.70
Shepherd Investments International, Ltd. Wisconsin	6,086,374	1,757,472	$4,260,461.80
Smithfield Fiduciary LLC New York	2,028,791	585,824	$1,420,153.70
T. Rowe Price Health Sciences Fund, Inc. New York	2,518,406	727,203	$1,762,884.20
T. Rowe Price Health Sciences Portfolio, Inc. New York	18,935	5,467	$13,254.50

TD Mutual Funds - TD Health Sciences Fund New York	186,135	53,747	$130,294.50
VALIC Company I – Health Sciences Fund New York	213,213	61,566	$149,249.10
John Hancock Trust – Health Sciences Trust New York	416,937	120,392	$291,855.90
Raytheon Company Combined DB/DC Master Trust – Health Sciences New York	37,019	10,689	$25,913.30
TOTAL	87,914,286	25,385,704	$61,540,000.20

EXHIBIT B

WARRANT

OFFERING WARRANT

NEITHER THIS WARRANT NOR THE UNDERLYING SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGULATION S THEREUNDER, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

NEORX CORPORATION

WARRANT TO PURCHASE COMMON STOCK

No. W-	, 2006

Void After                , 2011

THIS CERTIFIES THAT, for value received,                                                      , with its principal office at                                                      , or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from NeoRx Corporation, a Washington corporation, with its principal office at 300 Elliott Avenue West, Suite 500, Seattle, WA 98119-4114 (the “Company”) up to                         shares of the Common Stock of the Company (the “Common Stock”), subject to adjustment as provided herein.  This Warrant is one of a series of Warrants being issued pursuant to the terms of the Securities Purchase Agreement dated as of February 1, 2006, by and among the Company and the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1.             DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)           “Exercise Period” shall mean the period commencing on the date hereof and ending          , 2011, unless sooner terminated as provided below.

(b)           “Exercise Price” shall mean $0.77 per share, subject to adjustment pursuant to Sections 5 and 6 below.

(c)           “Exercise Shares” shall mean the shares of the Company’s Common Stock issued or issuable upon exercise of this Warrant, subject to adjustment and limitation pursuant to the terms herein.

(d)           “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a change in the jurisdiction of incorporation of the Company), (2) the Company effects any sale, exclusive license or other conveyance of all or substantially all of its assets in one or a series of related transactions pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a change in par value, or from par value to no par value, or no par value to par value, or as a result of a stock dividend, subdivision, split-up or combination of shares).

2.             EXERCISE OF WARRANT.

2.1          Method of Exercise.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)           An executed Notice of Exercise in the form attached hereto;

(b)           Payment of the Exercise Price either (i) in cash or by check or wire transfer of immediately available funds, or (ii) pursuant to a Cashless Exercise, as described below; and

(c)           This Warrant.

Immediately prior to the expiration of the Exercise Period, the portion of this Warrant not exercised prior thereto shall automatically be deemed to be exercised in full in the manner set forth in Section 2.2, without any further action on behalf of the Holder; provided, however, that in the event that the cashless exercise formula set forth in Section 2.2 yields a result that is less than or equal to zero, then the unexercised portion of this Warrant shall automatically terminate and become void.  The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the affected Holder.

Upon the exercise of the rights represented by this Warrant, shares of Common Stock shall be issued for the Exercise Shares so purchased, and shall be registered in the name of the Holder or Persons affiliated with the Holder, if the Holder so designates, as promptly as practicable, and in any event within (3) Business Days thereafter, and shall be issued in certificate form and delivered to the Holder.

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The Person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2          Cashless Exercise.  Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company, together with the properly endorsed Notice of Exercise, and the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

	X =	Y (B-A)
B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Exercise Price.

	B =	the Current Market Price of one share of Common Stock.

“Current Market Price” means on any particular date:

(a)           if the Common Stock is traded on the Nasdaq Capital Market or the Nasdaq National Market, the average of the closing prices of the Common Stock of the Company on such market over the five (5) trading days ending immediately prior to the applicable date of valuation;

(b)           if the Common Stock is traded on any registered national stock exchange but is not traded on the Nasdaq Capital Market or the Nasdaq National Market, the average of the closing prices of the Common Stock of the Company on such exchange over the five (5) trading days ending immediately prior to the applicable date of valuation;

(c)           if the Common Stock is traded over-the-counter, but not on the Nasdaq Capital Market, the Nasdaq National Market or a registered national stock exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

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(d)           if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.

2.3          Partial Exercise.  If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other Person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder.  In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share.  Fractional Exercise Shares shall be treated as provided in Section 7 hereof.

3.             COVENANTS OF THE COMPANY.

3.1          Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant (taking into account any adjustments and restrictions set forth in Sections 5, 6, 7 and 8 hereof).  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2          No Impairment.  Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 12 hereof, the Company will not, by amendment of its Articles of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all commercially reasonable actions as may be necessary in order to protect the exercise rights of the Holder against impairment.

3.3          Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not adversely affect the validity of the dividend or distribution required to be specified in such notice.

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3.4          Charges, Taxes and Expenses.  Issuance and delivery of Exercise Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Exercise Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Exercise Shares upon exercise hereof.

3.5          Reservation of Exercise Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Exercise Shares upon exercise of this Warrant as herein provided, the number of Exercise Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

4.             REPRESENTATIONS OF HOLDER.

4.1          Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or distribution of said Warrant or Exercise Shares or any part thereof and has no intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of said Warrant, or except in accordance with the provisions of Article 6 of the Purchase Agreement with respect to the Exercise Shares, and except as would not result in a violation of the Securities Act.  The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Article 6 of the Purchase Agreement or pursuant to and in accordance with the Securities Act.

4.2          Securities Are Not Registered.

(a)           The Holder understands that the offer and sale of the Warrant and the Exercise Shares have not been registered under the Securities Act on the basis of specific exemptions from the registration provisions of the Securities Act, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder realizes that the basis for such exemptions may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or

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otherwise), granting any participation in, or otherwise distributing the securities.  Except in accordance with Article 6 of the Purchase Agreement, the Holder has no such present intention.

(b)           The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Purchase Agreement, the Exercise Shares, or to comply with any exemption from such registration.

4.3          Disposition of Warrant and Exercise Shares.

(a)           The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)            The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;

(ii)           There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)         The Holder shall have notified the Company of the proposed disposition and shall have delivered to the Company an opinion of counsel to the Holder reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws.

Notwithstanding the foregoing provisions of this Section 4.3 above, no such restrictions shall apply to a transfer or assignment by a Holder that is: (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder;  (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; (iv) an affiliated investment fund transferring to another affiliated investment fund; or (v) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transfer is effected in accordance with applicable securities laws, including establishing that the transferee qualifies as an “accredited investor” within the meaning of the Securities Act and the transferee agrees in writing to be subject to the terms of this Warrant and the Purchase Agreement to the same extent as if the transferee were an original Holder hereunder and thereunder.

(b)           The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE

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COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGULATION S THEREUNDER, AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

5.             ADJUSTMENT OF EXERCISE PRICE.  In the event of changes in the outstanding Common Stock of the Company by reason of a stock dividend or distribution, subdivision, split-up, or combination of shares, the number of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number of shares subject to this Warrant.  The Company shall promptly provide a certificate from the Company notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number of shares under this Warrant after giving effect to such adjustment.

6.             OTHER ACTION AFFECTING COMMON STOCK.  In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in Section 5, then, if such action will materially adversely effect the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may equitable in the circumstances; provided, that, the mere authorization or issuance of additional shares of capital stock of the Company (other than pursuant to a stock dividend) shall not be considered an action creating any right to adjustment under this Section 6.

7.             FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

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8.             CERTAIN EVENTS.   If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Exercise Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s sole option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1)issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8 and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Company shall provide to the Holder ten days’ advance written notice of such Fundamental Transaction, and the Holder shall have the option, in its sole discretion, to allow any unexercised portion of the Warrant to be deemed automatically exercised pursuant to Sections 2.1 and 2.2. This Warrant will be binding upon the successors and assigns of the Company upon a Fundamental Transaction.

9.             NO SHAREHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

10.          TRANSFER OF WARRANT.  Subject to applicable laws and compliance with Section 4.3 hereof and the terms of the Purchase Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any authorized transferee designated by the Holder.  The authorized transferee shall sign an investment letter in form and substance satisfactory to the Company.

11.          LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof but shall not include a surety bond), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an

8

original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.          MODIFICATIONS AND WAIVER.  Unless otherwise provided herein, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least 60% of the aggregate number of Exercise Shares then issuable upon exercise of the Warrants issued under the Purchase Agreement provided, however, that such modification, amendment or waiver is made with respect to all Warrants issued under the Purchase Agreement and does not adversely affect the Holder without adversely affecting all holders of such Warrants in a similar manner; or (ii) the Holder.

13.          NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records (as provided by the Holder to the Company), or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

14.          ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein and in the Purchase Agreement.

15.          GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California without regard to the principles of conflict of laws.

16.          DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17.          SEVERABILITY.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

18.          ENTIRE AGREEMENT.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of                              , 2006.

NEORX CORPORATION.

Gerald McMahon
Chairman and Chief Executive Officer

Address:	300 Elliott Avenue West, Suite 500
Seattle, WA 98119-4114
Attention: Chief Financial Officer
Facsimile: (206) 286-2537

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NOTICE OF EXERCISE

TO:  NEORX CORPORATION

(1)           The undersigned hereby elects to (check one box only):

☐            purchase             shares of the Common Stock of NeoRx Corporation. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares.

☐            purchase the number of shares of Common Stock of the Company by cashless exercise pursuant to the terms of the Warrant as shall be issuable upon cashless exercise of the portion of the Warrant relating to             shares.

(2)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)           The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares except pursuant to Article 6 of the Purchase Agreement; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; and (iv) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel to the undersigned satisfactory to the Company, stating that such registration is not required.

Holder’s Name:
(Date)

Note: SIGNATURE MUST CONFORM IN	(Authorized Signature)
ALL RESPECTS TO THE NAME OF
HOLDER AS SPECIFIED ON THE FACE OF
THE WARRANT.	(Title)

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ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with applicable law and the terms of the Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address: ,
(Please Print)

and is hereby appointed attorney to transfer said rights on the books of NeoRx Corporation, with full power of substitution in the premises.

Dated: , 20

Holder’s Name:

Signature:

Title:

Holder’s Address:

Telephone:

Facsimile:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT C

FORM OF LEGAL OPINION

EXHIBIT D

PRE-CLOSING SECURITIES OWNERSHIP QUESTIONNAIRE

The undersigned (“Potential Purchaser”) hereby provides the following information to the Company and its legal counsel and represents and warrants that such information is accurate of the date hereof and shall be accurate as of the Closing Date:

1.                                      Name.

Full Legal Name of Potential Purchaser

2.                                      Address of Potential Purchaser.

Mailing Address:

Telephone:
Fax:
Contact Person:
E-mail address of Contact Person:

3.                                      Residency.

(a)                                  State/Country of Residency of Potential Purchaser:

(b)                                 Is the Potential Purchaser a “US Person” as defined in Rule 901(k) of Regulation S under the Securities Act?    ☐Yes    ☐No

NOTE:  Regulation S defines a “US Person” as any of the following: (i) a natural person resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a US Person; (iv) a trust of which any trustee is a US Person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or (viii) a partnership or corporation organized under the laws of any foreign jurisdiction and formed by a US Person for the purpose of investing in securities not registered under the Act.

4.                                      Beneficial Ownership of Company Securities Prior to the Offering.

Except as set forth below in this Item 4, the Potential Purchaser is not the beneficial or registered owner of any Securities of the Company.

(a)                                  As of [date prior to execution of Securities Purchase Agreement], 2005, the Purchaser owned outright (including shares registered in the Purchaser’s name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for its account),                  shares of Company’s capital stock If “zero,” please so state.

(b)                                 In addition to the number of shares Purchaser owned outright as indicated in Item 4(a) above, as of [date prior to execution of Securities Purchase Agreement], 2005, the Purchaser had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise,                       shares of the Company’s capital stock.  If “zero,” please so state.

If the answer to Item 4(b) is not “zero,” please complete the following tables:

Shared Voting Power:

Number of Shares	With Whom Shared	Nature of Relationship

Shared Investment Power:

Number of Shares	With Whom Shared	Nature of Relationship

(c)                                  As of [date prior to execution of Securities Purchase Agreement], 2005, the Potential Purchaser had the right to acquire the following shares of the Company’s common stock pursuant to the exercise of outstanding stock options, warrants or other rights.  If “none”, please so state.

SIGNATURE

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided in this Questionnaire that may occur subsequent to the date hereof at any time prior the Closing Date.

The undersigned understands and agrees that the information provided herein will be relied upon by the Company and its legal counsel in evaluating the availability of certain exemptions from registration under US federal and state securities laws and the applicability of shareholder approval and other requirements of the Nasdaq Marketplace Rules.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Potential Purchaser:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

EXHIBIT E
CERTIFICATE OF EXECUTIVE OFFICER

The undersigned,                                        , does hereby certify that he has been duly elected and qualified as, and at this date is, the Chief Executive Officer of NeoRx Corporation (the “Company”) and that:

The representations and warranties of the Company contained in Article 2 of the Securities Purchase Agreement dated                        , 2006 by and among the Company and the Purchasers listed on Exhibit A thereto (the “Agreement”)  were true in all material respects when made and are true in all material respects on and as of the date hereof.

The Company has performed and complied in all material respects with all agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by it on or before the date hereof.

There has been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company from that described in the Agreement (and the Company Disclosure Schedule attached thereto).

IN WITNESS WHEREOF, the undersigned has executed this certificate this           day of                         , 2006.

Chief Executive Officer

EXHIBIT F
CERTIFICATE OF SECRETARY

The undersigned,                          , hereby certifies as follows:

She is the duly elected, qualified and acting Secretary of NeoRx Corporation, a Washington corporation (the “Company”).

Attached hereto as Exhibit A is a true and correct copy of the Company’s Amended and Restated Articles of Incorporation and all amendments, as in effect on the date hereof.

Attached hereto as Exhibit B is a true and correct copy of the Company’s Bylaws as in effect on the date hereof.

Attached hereto as Exhibit C is a true and correct copy of the resolutions of the Company’s Board of Directors adopted by the Board of Directors of the Company on January 25, 2006, approving, among other things, the performance of the Securities Purchase Agreement dated as of February 1, 2006 (the “Purchase Agreement”), including the amendment of the Company’s Articles of Incorporation to increase the Company’s authorized Common Stock to 200 million shares and the sale, issuance and delivery of the shares of Common Stock (the “Shares”) and warrants (the “Warrants”) issuable pursuant to the Purchase Agreement and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in all cases subject to required shareholder approvals, to the Purchasers listed on Exhibit A to the Purchase Agreement, and such resolutions have not been modified or rescinded since their adoption and remain in full force and effect.

Attached hereto as Exhibit D is a true and correct copy of the proxy statement filed by the Company with the Commission and delivered to shareholders of the Company in accordance with the requirements of the Commission with respect to the Special Shareholders’ Meeting held on                                                 , 2006, to approve the issuance of the securities and other transactions contemplated by the Purchase Agreement dated as of February 1, 2006 and the related agreements and the amendment of the Company’s Articles of Incorporation to increase the Company’s authorized Common Stock to 200 million shares, each of which proposals was approved by the requisite vote of the shareholders; and such approval has not been modified or rescinded and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this           day of                      , 2006.

By:
Secretary